Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218751

PROSPECTUS SUPPLEMENT

(To prospectus dated December 22, 2017)

CLARUS CORPORATION

900,000 Shares

Common Stock

We are offering 900,000 shares of our common stock, par value $0.0001 per share, to certain institutional accredited investors (each, a “Purchaser” and collectively, the “Purchasers”), in a direct registered offering pursuant to this prospectus supplement and the accompanying prospectus. Each share of common stock sold in this offering is being sold at a price of $12.75 per share.

Our common stock is listed on the Nasdaq Global Market under the symbol “CLAR.” As of September 24, 2020, the closing price of our common stock on the Nasdaq Global Market was $13.51 per share.

	Per Share	Total
Offering price	$12.75	$11,475,000
Proceeds, before expenses, to us	$12.75	$11,475,000

Delivery of the shares is expected to be made on or about September 25, 2020.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and page 1 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 25, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

On June 15, 2017, we filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 (File No. 333-218751) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on December 22, 2017. Under this shelf registration, we may, from time to time, sell common stock and other securities, including in this offering. This prospectus supplement and the accompanying prospectus form part of the registration statement on Form S-3. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement and the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we prepare. We have not authorized any other person to provide you with any information or make any representation other than that contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. We take no responsibility for, and provide no assurance as to the reliability of, any information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Black Diamond®, Sierra®, PIEPS® and SKINourishment® and our logo are some of our trademarks used in this prospectus supplement and the accompanying prospectus. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Unless otherwise indicated, references in this section to “Clarus,” “we,” “us,” “our” and “the Company” refer to Clarus Corporation and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

Our web site address is www.claruscorp.com. The information on, or accessible through, our web site is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at www.sec.gov. In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Clarus Corporation, c/o the Secretary, 2084 East 3900 South, Salt Lake City, UT 84124. The contents of the websites identified above are not incorporated into this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement and the accompanying prospectus, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 9, 2020;

•	our definitive proxy statement filed with the Commission on April 28, 2020;

•	our current reports on Form 8-K filed with the Commission on March 13, 2020, March 24, 2020, May 1, 2020, June 9, 2020, August 17, 2020 and September 1, 2020;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 11, 2020;

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•	our quarterly report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 10, 2020;

•	our special disclosure report on Form SD filed with the Commission on May 29, 2020; and

•	the description of our common stock contained in our registration statement on Form 8-A/A filed on June 9, 2010, including any amendments or reports filed for the purpose of updating that description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents that are incorporated by reference in this prospectus supplement but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

Clarus Corporation

2084 East 3900 South

Salt Lake City, Utah 84124

Attention: Secretary

(801) 278-5552

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

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PROSPECTUS SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein and therein, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-3 of this prospectus supplement and page 1 of the accompanying prospectus and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q.

Overview

Headquartered in Salt Lake City, Utah, Clarus, a company focused on the outdoor and consumer industries, is seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading designer, developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, sport and skincare markets. The Company’s products are principally sold under the Black Diamond®, Sierra®, PIEPS® and SKINourishment® brand names through outdoor specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally.

Through our Black Diamond, PIEPS, and SKINourishment brands, we offer a broad range of products including: high-performance, activity-based apparel (such as shells, insulation, midlayers, pants and logowear); rock-climbing footwear and equipment (such as carabiners, protection devices, harnesses, belay devices, helmets, and ice-climbing gear); technical backpacks and high-end day packs; trekking poles; headlamps and lanterns; gloves and mittens; and skincare and other sport-enhancing products. We also offer advanced skis, ski poles, ski skins, and snow safety products, including avalanche airbag systems, avalanche transceivers, shovels, and probes. Through our Sierra brand, we manufacture a wide range of high-performance bullets and ammunition for both rifles and pistols that are used for precision target shooting, hunting and military and law enforcement purposes.

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary and the section titled “Risk Factors” in the documents incorporated by reference in the prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2019.

Corporate History and Information

We are incorporated in Delaware, the address of our executive corporate headquarters is located at 2084 East 3900 South, Salt Lake City, Utah 84124, and our telephone number is (801) 278-5552.

Our website address is www.claruscorp.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock outstanding prior to this offering	30,125,594 shares

Offering price to the Purchasers	$12.75 per share

Common stock outstanding after this offering	31,025,594 shares

Purchasers	Certain institutional accredited investors

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

NASDAQ symbol	CLAR

The number of shares of common stock outstanding after this offering is calculated as of September 24, 2020 and as of such date exclude:

•	7,286,090 shares of our common stock reserved for issuance under our 2015 Stock Incentive Plan, or 2015 Plan. As of September 24, 2020, there were 4,218,500 unissued shares of common stock subject to outstanding options and restricted stock awards pursuant to the 2005 Plan and the 2015 Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and/or vesting of the restricted stock awards described above.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and any free writing prospectus that we have authorized for use in connection with this offering, before you make a decision to invest in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Additional Risks Relating to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

Future sales of a substantial number of shares of our common stock by our existing securityholders could cause our stock price to decline.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market after the closing of this offering, or the perception that these sales could occur. For example, a significant number of our total outstanding shares of common stock are registered for resale pursuant to registration statements and, as a result, such shares are freely tradable without restriction under the Securities Act. In addition, we have a significant number of stock options and warrants outstanding. If a substantial number of shares of common stock underlying these options and warrants are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of September 24, 2020, approximately 30,125,594 shares of common stock that are either subject to outstanding options, issuable upon vesting of outstanding restricted stock units, reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by applicable law.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this this prospectus supplement include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to maintain a quarterly dividend. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus supplement are based upon information available to the Company as of the date of this prospectus supplement, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

We expect that the net proceeds of this offering, after deducting estimated offering expenses, will be approximately $11,150,000. We intend to use the net proceeds from this offering primarily for general corporate purposes, including working capital.

Except as noted above, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, interest-bearing securities.

DIVIDEND POLICY

On August 6, 2018, the Company announced that its board of directors approved the initiation of a quarterly cash dividend program of $0.025 per share of the Company’s common stock (the “Quarterly Cash Dividend”) or $0.10 per share on an annualized basis.  The declaration and payment of future Quarterly Cash Dividends is subject to the discretion of and approval of the Company’s Board of Directors. On May 1, 2020, the Company announced that, in light of the COVID-19 pandemic, its Board of Directors had temporarily replaced its Quarterly Cash Dividend with a stock dividend and on July 31, 2020, the Company announced that the stock dividend will continue for the quarter ending September 30, 2020. Each record holder of shares of the Company’s common stock as of the close of business on August 10, 2020 (the “Record Date”) was entitled to receive 0.0021 of a share of the Company’s common stock for each share of common stock held on the Record Date. The Company distributed the stock dividend on August 21, 2020, the distribution date. No fractional shares were issued, and stockholders received cash for such fractional interests based on the closing market price of the Company’s common stock on the Record Date. The quarterly stock dividend had a value of $0.025 per share, based on the closing market price on July 30, 2020. The dividend reflects an aggregate distribution of approximately 63,000 shares with a market value of approximately $747,000. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, compliance with our credit agreement and Delaware law and such other factors as the board of directors deems relevant.

MARKET INFORMATION

Our common stock is listed for trading on the Nasdaq Global Select Market under the trading symbol “CLAR”. On September 24, 2020, the last reported sales price for our common stock was $13.51 per share. As of September 24, 2020, there were 78 holders of record of our common stock.

PLAN OF DISTRIBUTION

We have arranged for the sale of the shares we are offering pursuant to this prospectus supplement and the accompanying prospectus to the Purchasers. The shares were offered directly to the Purchasers without a placement agent, underwriter, broker or dealer. Each share of common stock sold in this offering is being sold at a price of $12.75 per share. We established the price following negotiations with the Purchasers and with reference to the prevailing market price of our common stock, recent trends in such price and other factors.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Clarus Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York.

CLARUS CORPORATION

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities guarantees of debt securities or warrants up to an aggregate amount of $200,000,000.

In addition, selling stockholders may offer and resell from time to time up to 2,419,490 shares of our common stock that were previously issued in a private transaction.

This prospectus provides a general description of these securities that we may offer and the general manner in which we will offer them. Each time any of our securities is offered using this prospectus, we and/or any of our selling stockholders, where applicable, will provide a prospectus supplement and attach it to this prospectus. The applicable prospectus supplement will contain more specific information about the offering. The applicable prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer the common stock.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CLAR.”

Investing in our securities involves risks. Please refer to the “Risk Factors” section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock, debt securities, guarantees of debt securities or warrants up to an aggregate amount of $200,000,000. In addition, under this shelf process, the selling stockholders named in this prospectus or a prospectus supplement may sell from time to time up to 2,419,490 shares of our common stock. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

References in this prospectus to the “Company,” “Clarus ,” “we,” “our,” and “us,” refer to Clarus Corporation.

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FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its growth strategy, including its ability to organically grow each of its historical product lines; the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s ability to successfully integrate Sierra Bullets L.L.C.; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company’s manufacturing facilities and foreign suppliers; the Company’s ability to protect trademarks, patents and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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THE COMPANY

Clarus is a holding company which seeks opportunities to acquire and grow businesses that can generate attractive shareholder returns. Presently, through its Outdoor Group, Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and technical categories. The Company’s products are principally sold under the Black Diamond®, Sierra® and PIEPS® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally.

Through our Black Diamond® and PIEPS® brands, we offer a broad range of products including: high performance apparel (such as jackets, shells, pants and bibs); rock-climbing equipment (such as carabiners, protection devices, harnesses, belay devices, helmets, and ice-climbing gear); technical backpacks and high-end day packs; tents; trekking poles; headlamps and lanterns; and gloves and mittens. We also offer advanced skis, ski poles, ski skins, and snow safety products, including avalanche airbag systems, avalanche transceivers, shovels, and probes. Sierra manufactures a wide range of high performance bullets for both rifles and pistols. Sierra bullets are used for precision target shooting, hunting and military and law enforcement purposes.

Clarus Corporation, incorporated in Delaware in 1991, acquired Black Diamond Equipment and Gregory Mountain Products, Inc. in May 2010 and changed its name to Black Diamond, Inc., in January 2011. In July 2012, we acquired POC Sweden AB and its subsidiaries (collectively, “POC”) and in October 2012, we acquired PIEPS Holding GmbH and its subsidiaries (collectively, “PIEPS”).

On July 23, 2014, the Company completed the sale of certain assets to Samsonite LLC comprising Gregory Mountain Products’ business. On March 16, 2015, the Company announced that it was exploring a full range of strategic alternatives, including a sale of the entire Company and the potential sales of the Company’s Black Diamond Equipment (including PIEPS) and POC brands in two separate transactions.

On October 7, 2015, the Company sold its equity interests in POC, resulting in the conclusion of the Company’s review of strategic alternatives. On November 9, 2015, the Company announced that it was seeking to redeploy its significant cash balances to invest in high quality, durable, cash flow-producing assets in order to diversify our business and potentially monetize our substantial net operating losses as part of our asset redeployment and diversification strategy.

On August 14, 2017, the Company changed its name from Black Diamond, Inc. to Clarus Corporation and its stock ticker symbol from “BDE” to “CLAR” on the NASDAQ stock exchange. On August 21, 2017, the Company acquired Sierra Bullets, L.L.C. (“Sierra”), a manufacturer of a wide range of bullets for both rifles and pistols.

Clarus, as a holding company, is seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value in a diverse array of businesses.

We are incorporated in Delaware, the address of our executive corporate headquarters is located at 2084 East 3900 South, Salt Lake City, Utah 84124, and our telephone number is (801) 278-5552.

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic and current reports filed with the Commission, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations.

USE OF PROCEEDS

The use of proceeds from the sale of our securities will be specified in the applicable prospectus supplement.

Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities described in this prospectus for general corporate purposes.

When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

We will not receive any proceeds from any sales of common stock by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following tables set forth the ratio of earnings to fixed charges for the Company for the periods indicated.

The Company

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio or Earnings to Fixed Charges	(4.9)	(1.9)	(13.4)	(4.1)	(5.5)	0.0

The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. For purposes of calculating this ratio, earnings before fixed charges consist of earnings from continuing operations before income taxes, extraordinary items and cumulative effects of changes in accounting principles, plus fixed charges. Fixed charges consist of interest expense (including amortization of debt expense and discount or premium relating to any indebtedness), preferred stock dividend requirements of consolidated subsidiaries, capitalized interest and that portion of rental expense representative of the interest factor.

During the periods described in the foregoing tables, the Company has not had any shares of preferred stock outstanding, and consequently, the ratios of earnings to preferred stock dividends were identical to the ratios of earnings to fixed charges during such periods.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), Amended and Restated Bylaws, as amended (the “Bylaws”), and Rights Agreement. Copies of our Certificate of Incorporation, Bylaws, and Rights Agreement are incorporated by reference and will be sent to stockholders upon request. See “Where Can You Find More Information.”

Authorized Common Stock

We have authorized 100,000,000 shares of our common stock, par value $0.0001 per share. As of November 1, 2017 there were 30,041,265 shares of our common stock outstanding.

Voting Rights, Dividend Rights, Liquidation Rights and Other Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, as the Company has not implemented a staggered board of directors or granted stockholders cumulative voting rights, holders of a majority of the shares of common stock that are entitled to vote in any election of directors will have the ability to elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors of the Company (the “Board”) out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock of the Company. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.

Acquisition Restrictions

To help ensure the preservation of its net operating loss carryforwards (“NOLs”), the Company’s Certificate of Incorporation generally restricts any person from attempting to purchase or acquire (any such purchase or acquisition being an “Acquisition”), any direct or indirect interest in Clarus’ capital stock (or options, warrants or other rights to acquire Clarus’ capital stock, or securities convertible or exchangeable into Clarus’ capital stock), if such Acquisition would affect the percentage of Clarus’ capital stock owned by a 5% stockholder (the “Acquisition Restrictions” and any person attempting such an Acquisition, being referred to as a “Restricted Holder”). For purposes of determining the existence and identity of, and the amount of capital stock owned by, any 5% stockholder or Restricted Holders, Clarus is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock. The Company’s Certificate of Incorporation further provides that a Restricted Holder will be required, prior to the date of any proposed Acquisition, to request in writing (a “Request”) that the Board review the proposed Acquisition and authorize or not authorize such proposed Acquisition. If a Restricted Holder seeks to effect an Acquisition, then at the next regularly scheduled meeting of the Board (which are generally held once during each calendar quarter) following the tenth business day after receipt by the Secretary of the Company of a Request, the Board will be required to determine whether to authorize the proposed Acquisition described in the Request. Any determination made by the Board as whether to authorize a proposed Acquisition will be made in the sole discretion and judgment of the Board. The Board shall promptly inform a Restricted Holder making the Request of such determination. Additionally, any Restricted Holder who makes such a Request shall reimburse Clarus, on demand, for all reasonable costs and expenses incurred by Clarus with respect to any proposed Acquisition, which may be material in relation to the Acquisition and will include the fees and expenses of any attorneys, accountants or other advisors retained by Clarus in connection with such determination.

The Company’s Certificate of Incorporation provides that any person who knowingly violates the Acquisition Restrictions or any persons in the same control group with such person shall be jointly and severally liable to Clarus for, and shall indemnify and hold Clarus harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the ability of Clarus to use its NOLs.

All certificates representing newly issued shares of the Company’s capital stock or shares voted in favor of the Acquisition Restrictions and subsequently submitted for transfer, must bear the following legend:

“The Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation contains restrictions prohibiting the purchase or acquisition (collectively, the “Acquisition”) of any capital stock without the authorization of the Board of Directors of the Corporation (the “Board of Directors”), if such Acquisition affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder), and such Acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation’s preservation of its U.S. federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced restrictions on acquisitions of stock, upon written request to the Corporation at its principal place of business.”

The Board has the discretion to approve an Acquisition of stock that would otherwise violate the Acquisition Restrictions in circumstances where it determines that such Acquisition is in the best interests of the Company and its stockholders. In determining whether or not to permit an Acquisition which may result in violation of the Acquisition Restrictions, the Board may consider factors it deems relevant including the likelihood that the Acquisition would result in an ownership change to occur that would limit the Company’s use of its NOLs. In addition, the Board is authorized to eliminate the Acquisition Restrictions, modify the applicable allowable percentage ownership interest or modify any of the terms and conditions of the Acquisition Restrictions provided that the Board concludes in writing that such change is reasonably necessary or advisable to preserve the Company’s NOLs or that the continuation of the affected terms and conditions of the Acquisition Restrictions is no longer reasonably necessary for such purpose.

The Acquisition Restrictions may have anti-takeover effects because they will restrict the ability of a person or entity or group thereof from accumulating an aggregate of 5% or more of the Company’s capital stock and the ability of persons, entities or groups now owning 5% or more of the Company’s capital stock from acquiring additional stock. Although the Acquisition Restrictions are designed as a protective measure to preserve and protect the Company’s NOLs, the Acquisition Restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the Company’s stockholders. This might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock at higher than market prices. In addition, the Acquisition Restrictions may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company’s stockholders.

The foregoing description of the Acquisition Restrictions does not purport to be complete and is qualified in its entirety by reference to the Company’s Certificate of Incorporation, which is incorporated herein by reference.

Preferred Share Purchase Rights

On February 12, 2008, Clarus entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company that provides for the terms of a rights plan including a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend is payable to Clarus’ stockholders of record as of the close of business on February 12, 2008 (the “Record Date”).

The Board adopted the Rights Agreement to protect the Company’s ability to carry forward its NOLs, which the Company believes are a substantial asset. The Rights Agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guarantee that the objective of preserving the value of the NOLs will be achieved. There is a possibility that certain stock transactions may be completed by stockholders or prospective stockholders that could trigger a “change of ownership,” and there are other limitations on the use of NOLs set forth in the Code.

The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of Clarus’ then-outstanding common stock without the prior approval of the Board. Stockholders who own 4.9% or more of Clarus’ then-outstanding common stock as of the close of business on the Record Date, will not trigger the Rights Agreement so long as they do not increase their ownership of common stock. Moreover, the Board may exempt any person or group that owns 4.9% or more. A person or group that acquires a percentage of common stock in excess of the applicable threshold but less than 50% of Clarus’ then-outstanding common stock is called an “Acquiring Person.” Any Rights held by an Acquiring Person are void and may not be exercised.

The Board authorized the issuance of one Right per each share of common stock outstanding on the Record Date. If the Rights become exercisable, each Right would allow its holder to purchase from Clarus one one-hundredth of a share of Clarus’ Series A Junior Participating Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), for a purchase price of $12.00. Each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of common stock. Prior to exercise, however, a Right will not give its holder any dividend, voting or liquidation rights.

The Rights will not be exercisable until 10 days after a public announcement by Clarus that a person or group has become an Acquiring Person. Until the date that the Rights become exercisable (the “Distribution Date”), Clarus’ common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will be separated from the common stock and be evidenced by a rights certificate, which Clarus will mail to all holders of the rights that are not void.

If a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase shares of Clarus’ common stock with a market value of two times the purchase price (or other securities or assets as determined by the Board) upon payment of the purchase price (a “Flip-In Event”). After the Distribution Date, if a Flip-In Event has already occurred and Clarus is acquired in a merger or similar transaction, all holders of the Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the Rights (a “Flip-Over Event”). Rights may be exercised to purchase shares of Clarus’ Series A Preferred Stock only after the occurrence of the Distribution Date and prior to the occurrence of a Flip-In Event as described above. A Distribution Date resulting from any occurrence described above would necessarily follow the occurrence of a Flip-In Event, in which case the Rights could be exercised to purchase shares of common stock or other securities as described above.

The Rights will expire at such time the Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Code or the Rights are earlier redeemed or exchanged by the Company as described below. The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.0001 per Right at any time prior to the later of the Distribution Date and the date of the first public announcement or disclosure by Clarus that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of the Rights will be to receive the redemption price. The redemption price will be adjusted if Clarus declares a stock split or issues a stock dividend on its common stock. After the later of the Distribution Date and the date of the first public announcement by Clarus that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of Clarus’ outstanding common stock, the Board may exchange each Right (other than the Rights that have become void) for one share of common stock or an equivalent security.

The Board may adjust the purchase price of the Series A Preferred Stock, the number of shares of the Series A Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or common stock. No adjustments to the purchase price of less than 1% will be made.

Before the time the Rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.0001 per right. At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

DESCRIPTION OF PREFERRED STOCK

The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock offered by us will be described in a prospectus supplement relating to such offering. The following description of our preferred stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Certificate of Incorporation, Bylaws and the certificate of designation relating to each series of our preferred stock, which will be filed with the Securities and Exchange Commission at or prior to the time of issuance of such series of preferred stock.

Our Certificate of Incorporation authorizes our Board to issue, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series, having a par value of $0.0001 per share, 1,000,000 of which have been designated as Series A Junior Participating Preferred Stock, par value $0.0001. See “Description of Common Stock – Preferred Share Purchase Rights.” As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our Board is authorized to fix the designation and relative rights for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to such series, the following information:

•	any dividend rights;

•	any stated redemption and liquidation values or preference per share;

•	any sinking fund provisions;

•	any conversion or exchange provisions;

•	any participation rights;

•	any voting rights; and

•	the terms of any other preferences, limitations and restrictions, as are stated in the resolutions adopted by our Board and as are permitted by the Delaware General Corporation Law (the “DGCL”).

The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities and the indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement. Any guarantees will be joint and several and full and unconditional obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Warrants will be offered and exercisable for United States dollars only. Warrant will be issued in registered form only. The particular terms of any warrants will be described in the related prospectus supplement.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of the Certificate of Incorporation and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage an unsolicited takeover of us if the Board determines that such takeover is not in the best interests of us and our stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of stockholders deemed such an attempt to be in their best interests.

The provisions in the Certificate of Incorporation and the Bylaws include: (a) a procedure which requires stockholders to nominate directors in advance of a meeting to elect such directors; (b) the authority to issue additional shares of preferred stock without stockholder approval; (c) the number of directors on our Board will be fixed exclusively by the Board; (d) any newly created directorship or any vacancy in our Board resulting from any increase in the authorized number of directors or the death, disability, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum; and (e) our Bylaws may be amended by our Board.

The DGCL contains statutory “anti-takeover” provisions, including Section 203 of the DGCL which applies automatically to a Delaware corporation unless that corporation elects to opt-out as provided in Section 203. We, as a Delaware corporation, have not elected to opt-out of Section 203 of the DGCL. Under Section 203 of the DGCL, a stockholder acquiring more than 15% of the outstanding voting shares of a corporation (an “Interested Stockholder”) but less than 85% of such shares may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless prior to such date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the Interested Stockholder.

Limitation of Liability and Indemnification of Officers and Directors

Pursuant to provisions of the DGCL, we have adopted provisions in our Certificate of Incorporation that provide that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director to the full extent that the Securities Act permits the limitation or elimination of the liability of directors.

We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy. Our Certificate of Incorporation also contains a provision for the indemnification by us of all of our directors and officers, to the fullest extent permitted by the DGCL.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.

SELLING STOCKHOLDERS

This prospectus relates in part to the possible sale by certain of our stockholders who are referred to herein as “selling stockholders,” and may from time to time offer and sell such securities pursuant to this prospectus and any applicable prospectus supplement. These shares of our common stock were issued to certain of the selling stockholders on May 28, 2010, as consideration paid in connection with the Company’s acquisition of Gregory Mountain Products, Inc., pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder for transactions by an issuer not involving a public offering.

The applicable prospectus supplement will set forth the name of each of the selling stockholders, the amount of our common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of our common stock to be owned by each selling stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us (or any of our predecessors or affiliates) during the three years prior to the date of such prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling stockholder may sell securities in any of three ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and any selling stockholder may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities).

Any selling stockholders, where applicable, may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

We and any selling stockholder may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we or any selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, a third party may use securities borrowed from us or others to settle such sales and may use securities received from us, any selling stockholder or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We and any selling stockholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. We may also sell the securities directly, in which event, no underwriters or agents will be involved.

Any selling stockholders, underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling stockholders may be deemed to be ”underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay any or all expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholder.  Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities.  In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business.

The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the Commission’s Public Reference Room.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CLAR.” Certain materials filed by us may be inspected at the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

This prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or filed later by us with the Commission. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than any portion of any such filing that is furnished under the applicable Commission rules, which documents contain important information about us and our common stock:

•	our annual report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 6, 2017;

•	our definitive proxy statement filed with the Commission on April 28, 2017;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 8, 2017;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on August 7, 2017;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2017, filed with the Commission on November 7, 2017;

•	our current report on Form 8-K filed with the Commission on August 14, 2017;

•	our current report on Form 8-K filed with the Commission on August 25, 2017 and as amended on Form 8-K/A filed with the Commission on October 20, 2017;

•	our current report on Form 8-K filed with the Commission on September 22, 2017; and

•	the description of our common stock contained in our registration statement on Form 8-A/A filed on June 9, 2010, including any amendments or reports filed for the purpose of updating that description.

All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus are incorporated by reference in this prospectus, other than any portion of any such filing that is furnished under the applicable commission rules, and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at Clarus Corporation, 2084 East 3900 South, Salt Lake City, Utah 84124, Attention: Secretary, or call (801) 278-5552.

EXPERTS

The consolidated financial statements of Clarus Corporation as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein, in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Sierra Bullets, L.L.C. as of December 31, 2016 and 2015, and the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended, have been incorporated by reference herein, in reliance on the reports of Singer Lewak, LLP independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters will be advised of the other issues relating to any offering by their own legal counsel.